EXHIBIT 10.7.1

                                    FORM OF
                                    GUARANTY
                           (Seller Interest Guaranty)

          This GUARANTY (this "Guaranty"), dated as of _________, 1996, is executed and delivered by GOSS GRAPHIC SYSTEMS, INC., a Delaware corporation ("Guarantor"), with reference to the following facts:

                                 R E C I T A L S

          WHEREAS, in connection with the sale of the stock and/or assets of the Rockwell Graphic Systems business unit ("RGS") of Rockwell International Corporation, a Delaware corporation ("Rockwell"), to Guarantor, Guarantor wishes to effect a sale of a portfolio of loans of RGS, and associated instruments, agreements, documents and collateral, all as more particularly described below, arising from the sale of printing and like equipment in the conduct of RGS' business.

          WHEREAS, Guarantor desires to sell and BT Commercial Corporation, a Delaware corporation ("BTCC"), desires to purchase such loans and certain other related assets of Guarantor pursuant to the terms of that certain Loan Portfolio Purchase Agreement, dated as of even date herewith (the "Purchase Agreement").

          WHEREAS, as a condition precedent to BTCC's entering into the Purchase Agreement, BTCC has required under Section 9.17 of the Purchase Agreement that Guarantor execute this Guaranty in favor of BTCC.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of BTCC, as follows:

          1. Definitions and Construction.

               (a) Definitions. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. In addition, the following terms, as used in this Guaranty, shall have the following meanings:

                    "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                    "Defaulted NYDN Interest Payment" has the meaning set forth in Section 4 hereof.


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                    "Defaulted Sunny Interest Payment" has the meaning set forth in Section 4 hereof.

                    "Guaranteed Obligations" has the meaning set forth in
Section 3 hereof.

                    "NYDN" means Daily News, L.P.

                    "NYDN Agreement" means that certain Sales and Purchase Agreement, dated as of ________________, pursuant to the terms of which the NYDN Loans were created.

                    "NYDN Interest" has the meaning set forth in Section 3 hereof.

                    "NYDN Loans" means the Purchased Loans with respect to which NYDN is the obligor.

                    "NYDN Termination Date" means the earlier of (X) the date of Completion (as defined in the NYDN Agreement, on or before April 15, 1997 (as the same maybe extended due to Force Majeure (as defined in the NYDN Agreement)) or (Y) June 30,1997.

                    "Obligors" means Sunny and NYDN.

                    "Purchase Documents" means the Purchase Agreement, this Guaranty, and the other agreements, documents and instruments executed in connection therewith.

                    "Sunny" means Sunny Industries, Inc.

                    "Sunny Interest" has the meaning set forth in Section 3 hereof.

                    "Sunny Loans" means the Purchased Loans with respect to which Sunny is the obligor.

                    "Sunny Notes" means, collectively, the promissory notes of Obligor in favor of Rockwell Graphic Systems, Inc. dated January 25, 1995 and April 20, 1996, respectively, and as the same may be amended, supplemented, or otherwise modified from time to time.

                    "Sunny Termination Date" the earlier of (x) the date Sunny makes a scheduled payment of interest, as and when due under the terms of the Sunny Notes or (y) the first anniversary of the Closing.


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               (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Purchase Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against BTCC or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, BTCC, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of BTCC and Guarantor.

          2. Guaranteed Obligations. Subject to the conditions and limitations contained in Section 4 hereof, Guarantor hereby irrevocably and unconditionally guarantees to BTCC, as and for Guarantor's own debt, until final and indefeasible payment thereof has been made, payment of the Guaranteed Obligations.

          3. Limited Guaranty. "Guaranteed Obligations" means the interest accruing and payable by Sunny pursuant to the terms of the Sunny Notes (regardless of any action or omission to act by Rockwell or Guarantor), after the Closing and through and including the Sunny Termination Date, on the Sunny Loans (the "Sunny Interest"), and one half (1/2) of the interest accruing and payable by NYDN pursuant to the terms of the NYDN Agreement (regardless of any action or omission to act by Rockwell or Guarantor), after the Closing and through and including the NYDN Termination Date, on the NYDN Loans (the "NYDN Interest").

          4. Payment and Performance Under This Guaranty.

               (a) NYDN Interest Guaranty. If NYDN fails to make a regularly scheduled payment of NYDN Interest as and when due under the terms of the NYDN Agreement (including any applicable grace period) (a "Defaulted NYDN Interest Payment"), then, upon receipt of written demand from BTCC, Guarantor shall promptly pay to BTCC an amount equal to one-half (1/2) of such Defaulted NYDN Interest Payment.

               (b) Sunny Interest Guaranty. If Sunny makes any regularly scheduled payment of interest on the Sunny Loans as and when due under the terms of the Sunny Notes, this Guaranty and Guarantor's obligations in respect of the Sunny Interest automatically terminate and are of no further force or effect and Guarantor has no obligation to make any payment hereunder in respect of a written demand received by Guarantor after such termination. Subject to the immediately preceding sentence, if Sunny fails to make a regularly scheduled payment of Sunny Interest as and when due under the terms of the Sunny Notes (the "Defaulted Sunny Interest Payment"), then, upon receipt of a written demand from


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BTCC, Guarantor shall promptly pay to BTCC an amount equal to the Defaulted
Sunny Interest Payment.

          5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Purchase Documents or with respect to the Guaranteed Obligations. Guarantor agrees that Guarantor is jointly and severally liable, with any other guarantor of the Guaranteed Obligations, to BTCC, to the extent and subject to the limitations set forth in Sections 3 and 4 hereof, that the obligations of Guarantor hereunder are independent of the obligations of the Obligors or any other guarantor, and that a separate action may be brought against Guarantor to enforce this Guaranty whether an action is brought against the Obligors or any other guarantor or whether the Obligors or any such other guarantor are joined in such action. Guarantor agrees that, subject to the terms and conditions of Sections 3 and 4 hereof, Guarantor's liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by BTCC of whatever remedies it may have against the Obligors or any other guarantor, or the enforcement of any lien or realization upon any security BTCC may at any time possess. Guarantor agrees that any release which may be given by BTCC to any other guarantor shall not release Guarantor. Guarantor consents and agrees that BTCC shall be under no obligation to marshal any assets of the Obligors or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

          6. Waivers.

               (a) Guarantor absolutely, unconditionally, knowingly, and expressly waives:

                    (i) (1) notice of acceptance hereof; (2) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry of BTCC to ascertain the amount of the Guaranteed Obligations at any reasonable time; (3) notice of any adverse change in the financial condition of the Obligors or of any other fact that might increase Guarantor's risk hereunder; (4) notice of any event giving rise to a claim of indemnification under the Purchase Documents; and (5) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under the Purchase Documents) and demands to which Guarantor might otherwise be entitled.

                    (ii) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require BTCC to institute suit against, or to exhaust any rights and remedies which BTCC has or may have against, the Obligors or any third party, or against any collateral for the Guaranteed Obligations provided by the Obligors or any third party. In this regard, Guarantor agrees that Guarantor is bound to the payment of all


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Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to BTCC by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Obligors or by reason of the cessation from any cause whatsoever of the liability of the Obligors in respect thereof.

                    (iii) (1) any rights to assert against BTCC any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against the Obligors or any other party liable to BTCC; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of BTCC's rights or remedies against the Obligors; the alteration by BTCC of the Guaranteed Obligations; any discharge of the Obligors' obligations to BTCC by operation of law as a result of BTCC's intervention or omission; or the acceptance by BTCC of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

               (b) Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from any election by BTCC under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against the Obligors.

               (c) Until indefeasible payment in full is received by BTCC of all amounts outstanding in respect of the NYDN Loans and the Sunny Loans (including, without limitation, principal, interest, fees and expenses), Guarantor hereby absolutely, unconditionally, knowingly, and expressly agrees that it shall not exercise: (i) any right of subrogation Guarantor has or may have as against the Obligors with respect to the Guaranteed Obligations; (ii) any right to proceed against the Obligors or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Obligors with respect to the Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the Obligors.

               (d) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY,


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GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES
AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND
2850, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

          7. Obligations Unconditional. Guarantor consents and agrees that, without notice to or by Guarantor, and without affecting or impairing the obligations of Guarantor hereunder, BTCC may, by action or inaction:

               (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Purchase Documents, the Purchased Assets, or any part thereof, with respect to the Obligors or any other Person;

               (b) grant other indulgences to the Obligors or any other Person in respect of the Guaranteed Obligations;

               (c) amend or modify in any manner and at any time (or from time to time) any of the Purchase Documents or the Purchased Assets with respect to the Obligors; or

               (d) release or substitute any other guarantor, if any, of the
                   Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

          8. No Election. BTCC shall have all of the rights to seek recourse against Guarantor to the fullest extent provided for herein, and no election by BTCC to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of BTCC's right to proceed in any other form of action or proceeding or against other parties unless BTCC has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by BTCC under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that BTCC finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

          9. Term; Indefeasible Payment. Except as otherwise expressly provided herein (including, without limitations, as set forth in Section 4), this Guaranty shall remain in effect until the full and indefeasible payment of the Guaranteed Obligations. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this


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Guaranty unless and until all payments to BTCC in respect of the Guaranteed
Obligations are no longer subject to any right on the part of any Person, including the Obligors, any Obligor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of the Obligors' assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to BTCC is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and, subject to the limitations set forth in Sections 3 and 4 hereof, Guarantor shall be liable for the full amount BTCC is required to repay in respect thereof.

          10. Financial Condition of the Obligors. Guarantor represents and warrants to BTCC that Guarantor is currently informed of the financial condition of the Obligors and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby covenants that Guarantor will continue to keep informed of the Obligors' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

          11. Subordination. Guarantor hereby agrees that any and all present and future indebtedness of the Obligors owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

          12. Payments; Application. All payments to be made hereunder by the parties shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. Except as otherwise expressly provided herein, all payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable attorneys' fees and expenses incurred pursuant to proceedings with respect to Guarantor arising under the Bankruptcy Code) incurred by BTCC in enforcing this Guaranty; and second, to the Guaranteed Obligations.

          13. Attorneys' Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys' fees (including reasonable attorneys' fees incurred pursuant to proceedings respecting Guarantor arising under the Bankruptcy Code) and all other reasonable costs and expenses which may be incurred by BTCC in the enforcement of this Guaranty.

          14. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing), shall be


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sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, and shall be given to such party at its address or facsimile number set forth below (promptly confirmed in writing sent by first class mail), or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party:

          If to Guarantor:    Goss Graphic Systems, Inc.
                              c/o Stonington Partners, Inc.
                              767 Fifth Avenue, 48th Floor
                              New York, NY 10153
                              Attn: Mr. Alexis P. Michas
                              Fax:  (212) 339-8585

                              with a copy to:

                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, NY 10019
                              Attn: Andrew R. Brownstein, Esq.
                              Fax:  (212) 403-2000

          If to BTCC:         BT Commercial Corporation
                              300 S. Grand Avenue, 41st Floor
                              Los Angeles, CA 90071
                              Attn: Mr. Thomas Ventling
                              Fax:  (213) 620-8394

                              with a copy to:

                              Buchalter, Nemer, Fields & Younger
                              601 S. Figueroa Street, 24th Floor
                              Los Angeles, CA 90071
                              Attn: Matthew Kavanaugh, Esq.
                              Fax:  (213) 896-0400

Each such notice, request or other communication shall be effective upon receipt; provided that any notice, request, or other communication given in connection with BTCC's exercise of any of its rights or remedies hereunder, and as to which there exists applicable statutory or common law governing such notice, request or other communication, shall be effective in accordance with such applicable statutory law irrespective of when received by Guarantor.

          15. Cumulative Remedies. Except as otherwise expressly provided, no remedy under this Guaranty or under any Purchase Document is intended to be exclusive of


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any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Purchase Document, and those provided by law or in equity. No delay or omission by BTCC to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of BTCC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          16. Books and Records. Guarantor agrees BTCC's books and records showing the account between BTCC and the Obligors shall be admissible in any action or proceeding and shall be prima facie proof for the purpose of establishing the items therein set forth.

          17. Severability of Provisions. If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

          18. Entire Agreement; Amendments and Waivers. This Guaranty, together with the other Purchase Documents, constitutes the entire agreement between Guarantor and BTCC pertaining to the subject matter contained herein. Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

          19. Successors and Assigns. This Guaranty shall bind the successors and assigns of Guarantor, and shall inure to the benefit of the respective successors and assigns of BTCC; provided, however, Guarantor may not assign this Guaranty or delegate any of its duties hereunder without BTCC's prior written consent, which may be withheld for any reason, and any such prohibited assignment shall be absolutely null and void. BTCC reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Purchase Documents. In connection therewith, BTCC may disclose all documents and information which BTCC now or hereafter may have relating to Guarantor, Guarantor's business, or this Guaranty to any such prospective or actual transferee.

          20. Governing Law; Jurisdiction; Jury Trial.

               (a) GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE


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WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OF LAW.

               (b) JURISDICTION AND VENUE. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING PURSUANT TO OR ARISING IN CONNECTION WITH THIS GUARANTY, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE HELD ONLY IN THE CITY AND COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

               (c) JURY TRIAL. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY; ANY DISPUTES WILL BE RESOLVED BY A BENCH TRIAL.

          IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.


                                    GOSS GRAPHIC SYSTEMS, INC.,
                                    a Delaware corporation


                                    By:_________________________________________
                                    Title:______________________________________


ACCEPTED AND AGREED:

BT COMMERCIAL CORPORATION,
a Delaware corporation

By___________________________
Title________________________


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